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                                                                   EXHIBIT 10.13

                        STERLING ELECTRONIC CORPORATION
                        UPPER MANAGEMENT SEVERANCE PLAN

         This Sterling Electronics Corporation Upper Management Severance Plan ("Plan") is hereby adopted as of this 14th day of November, 1995, by STERLING ELECTRONICS CORPORATION, a Nevada corporation (the "Company"), for the benefit of its eligible senior employees.

                                   WITNESSETH

         Whereas, the Senior Employees (as defined below) are currently employed by the Company or an Affiliate or Associate (as defined below) as part of the upper management of the Company; and

         Whereas, the Company desires to establish the Plan to provide security to the Senior Employees in connection with the Senior Employees' employment with the Company or an Affiliate or Associate in the event of either a Hostile Change in Control or an Approved Change of Control affecting the Company;

         Now, Therefore, the Company hereby establishes this Plan as set forth below.

         1.      Definitions.  For purposes of this Plan:

                 (a) "Affiliate" or "Associate" shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

                 (b) "Approved Change of Control" means Change of Control that is not a Hostile Change of Control.

                 (c) "Beneficiary" shall mean the person or entity designated by a Senior Employee, by written instrument delivered to the Company, to receive the benefits payable under this Plan in the event of his death. If a Senior Employee fails to designate a Beneficiary, or if no Beneficiary survives the Senior Employee, such death benefits shall be paid:

                          (1)     to his surviving spouse; or
                          (2) if there is no surviving spouse, to his living descendants per stirpes; or
                          (3) if there is neither a surviving spouse nor descendants, to his duly appointed and qualified executor or personal representative.

                 (d) "Bonus Amount" shall mean an amount equal to the greater of (i) such Senior Employee's bonus for the year preceding such Senior Employee's termination or
                          (ii) the average of such Senior Employee's bonus for the three years preceding such Senior Employee's termination.

                 (e)      A "Change in Control" shall be deemed to take





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                          place on the occurrence of any of the following
                          events:

                                        (1)     the Continuing Directors no
                                  longer constitute at least two thirds (2/3) of the total number of directors of the Company;

                                        (2)     any person or group of persons
                                  (as defined in Rule 13d-5 under the
                                  Securities Exchange Act of 1934, as amended), together with its Affiliates, become the beneficial owner, directly or indirectly, of twenty-five percent (25%) of the Company's then outstanding Common Stock, $0.50 par value, or twenty-five percent (25%) or more the total voting power of the Company's then outstanding securities entitled generally to vote for the election of the Company's directors;

                                        (3)     the approval by the Company's
                                  shareholders of the merger or consolidation of the Company with any other corporation or business organization, the sale of substantially all of the assets of the Company or the liquidation or dissolution of the Company, unless, in the case of a merger or consolidation, the continuing Directors in office immediately prior to such merger or consolidation will constitute at least two-thirds (2/3) of the directors of the surviving corporation or business organization of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of such corporation or business organization; or

                                        (4)     at least two-thirds (2/3) of
                                  the continuing Directors in office
                                  immediately prior to any other action
                                  proposed to be taken by the Company's
                                  shareholders or by the Company's Board of Directors determine that such proposed action, if taken, would constitute a change of control of the Company and such action is taken.

                 (f) "Compensation Committee" means the Compensation Committee of the Board of Directors of the Company which currently consists of Herschel Maltz and S. M. Lambert.

                 (g)      "Continuing Director" means any individual who is




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                          a member of the Company's Board of Directors on the
                          date hereof or was designated (before such person's initial election as a director) as a Continuing Director by two-thirds (2/3) of the then Continuing Directors.

                 (h) "Good Cause" shall be deemed to exist with respect to a Senior Employee if, and only if:

                          (1) The Senior Employee engages in acts or omissions constituting dishonesty, intentional breach of fiduciary obligation or intention wrongdoing, in each case that results in substantial harm to the business or property of the Company or any Affiliate; or

                          (2) The Senior Employee is convicted of a criminal violation involving fraud or dishonesty.

                 (i) "Good Reason" shall exist with respect to a Senior Employee if and only if, without the Senior Employee's express written consent:

                          (1) the Senior Employee is assigned duties materially inconsistent with his present duties, responsibilities and status;

                          (2) there is a reduction in the Senior Employee's rate of base salary or bonus; or

                          (3) the Company or any Affiliate or Associate changes by 50 miles or more the principal location in which the Senior Employee is required to perform services.

                 (j) "Hostile Change of Control" means a Change of Control that occurs without the prior written approval of a majority of the entire Board of Directors of the Company as it exists immediately prior to such event; provided that, in the case of an event described in Subparagraphs 1(e)(1) or (3) of this Agreement, such approval occurs before the time of such event and, in the case of an event described in Subparagraph 1(e)(2) of this Agreement, such approval occurs prior to the time that any other party to the event described in Subparagraph 1(e)(2) of this Agreement (or any Affiliate or Associate thereof) acquires 25% or more of the outstanding shares of Common Stock of the Company.




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                 (k)      "Retirement Plan" shall mean any qualified or
                          supplemental employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently or hereinafter made available by the Company or an Affiliate or Associate in which a Senior Employee is eligible to participate.

                 (l) "Salary" shall mean the Senior Employee's annual base salary rate at the greater of (1) the date of the Change in Control, or (2) the date the Senior Employee's employment with the Company or an Affiliate or Associate terminates.

                 (m) "Senior Employee" shall mean a common-law employee of the Company or an Affiliate or Associate who has been designated by the Chief Executive Officer of the Company and approved by the Compensation Committee as a Senior Employee of the Company and who has been employed by the Company for at least six months prior to such designation, other than an employee who is covered by an agreement providing payments and benefits upon a Change in Control that are at least as valuable, in the aggregate, as the payments and benefits provided under this Plan. The determination of the Chief Executive Officer and Compensation Committee as to the status of a person as a Senior Employee shall be final and conclusive. The Company shall maintain a list of all Senior Employees.

                 (n) "Severance Period" shall mean the period beginning on the date a Senior Employee's employment with the Company or an Affiliate or Associate terminates under circumstances described in subsection 2(a) and ending on the date twelve (12) months thereafter.

                 (o) "Welfare Plan" shall mean any health and dental plan, disability plan, survivor income plan or life insurance plan, as defined in Section 3(1) of ERISA, currently or hereafter made available by the Company or an Affiliate or Associate in which a Senior Employee is eligible to participate.

         2.      Benefits Upon Termination of Employment.

                 (a) The following provisions will apply if, (i) at any time within the twelve months after any Change in Control occurs, the employment of a Senior Employee with the Company and all Affiliates or Associates is terminated by the Company or its Affiliate or Associate for any reason other than




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                          Good Cause, (ii) at any time within twelve months
                          after a Hostile Change of Control, the Senior Employee terminates his employment with the Company or its Affiliate or Associate for any reason, or
                          (iii) at any time within twelve months after an Approved Change of Control, the Senior Employee terminates his employment with the Company or its Affiliate or Associate for Good Reason, then:

                          (1) The Company shall make a lump sum cash payment to the Senior Employee or his Beneficiary in an amount (the "Severance Amount") equal to the sum of one years Salary plus the Bonus Amount. One-half of the Severance Amount shall be paid to the Senior Employee within 30 days after the Employee's date of termination of employment and the balance of the Severance Amount will be paid to the Senior Employee one year from the date of termination.

                          (2) The Senior Employee or his Beneficiary, or any other person entitled to receive benefits with respect to the Senior Employee under any Retirement Plan, Welfare Plan, or other plan or program maintained by the Company or any Affiliate or Associate in which he participates at the date of termination of employment, shall receive any and all benefits accrued under any such Plan or other plan or program to the date of termination of employment, the amount, form and time of payment of such benefits to be determined by the terms of such Retirement Plan, Welfare Plan or other plan or program, and the Senior Employee's employment shall be deemed to have terminated by reason of retirement, and without regard to vesting limitations in all such Plans and other plans or programs, under circumstances that have the most favorable result for the Senior Employee thereunder. Payment shall be made at the earliest date permitted under any such Plan or other plan or program.

                          (3) As a condition to the receipt of any payment of the Severance Amount, the Company may require any Senior Employee to sign an agreement acknowledging that such Senior Employee is subject to the restrictions set forth in Sections 5, 6, and 7 of this Plan. Such Senior Employee shall also acknowledge




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                                  that the restrictions contained in Sections
                                  5, 6, and 7 hereof are reasonable and
                                  necessary to protect the legitimate interests of the Company and its Affiliates, that the Company would not have entered into this Plan in the absence of such restrictions, and that any violation of any provision of Sections 5, 6, and 7 hereof will result in irreparable injury to the Company . Each such Senior Employee shall also acknowledge that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages as well as an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

                 (b) If the employment of a Senior Employee with the Company and all Affiliates and Associates is terminated by the Company, such Affiliates, Associates or the Senior Employee other than under circumstances set forth in subsection 2(a), the Senior Employee's compensation shall be paid through the date of his termination, and the Company shall have no further obligation with respect to the Senior Employee under this Plan. Such termination shall have no effect upon a Senior Employee's other rights, including but not limited to rights under any Retirement Plan, any Welfare Plan or any other employer plan or program.

                 (c) Notwithstanding anything herein to the contrary, in the event that, at any time within twelve months after a Change in Control occurs, the Company or an Affiliate or Associate shall terminate the employment of a Senior Employee for Good Cause, the Company or such Affiliate or Associate shall give the Senior Employee at least thirty (30) days' prior written notice specifying in detail the reason or reasons for the Senior Employee's termination.

                 (d) This Plan shall have no effect, and the Company shall have no obligations hereunder, with respect to a Senior Employee whose employment terminates for any reason at any time other than within twelve months after a Change in Control.

         3.      Setoff.  No payments or benefits payable to or with




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                 respect to a Senior Employee pursuant to this Plan shall be reduced by any amount the Senior Employee or his spouse or Beneficiary may owe to the Company or any Affiliate or Associate, or any amount the Senior Employee may earn or receive from employment with another employer or from any other source.

         4. Death. If a Senior Employee's employment with the Company and all Affiliates or Associates terminates under circumstances described in subsection 2(a) or (b), then upon the Senior Employee's subsequent death, all unpaid amounts payable to the Senior Employee under subsection 2(a)(1) shall be paid to his Beneficiary. Such death shall not affect the right of a Beneficiary of a Senior Employee to participate in the benefits under any Welfare Plan or Benefit Plan to the extent such participation is provided for under such plan.

         5. Non-Competition. During the Severance Period, no Senior Employee shall, directly or indirectly, either as an employee, employer, consultant, agent, lender, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition with the business of the Company or any Affiliate or Associate of the Company in their respective trade territories as of the date of termination or those trade territories in which the Company or its Affiliates or Associates plan to conduct their business as of the date of termination, except as approved in writing by the Company.

         6. No Solicitation of Representatives and Employees. During the Severance Period, no Senior Employee shall, directly or indirectly, in his individual capacity or otherwise, induce, cause, persuade, or attempt to induce, cause or persuade any representative, agent or employee of the Company or any of its Affiliates and Associates to terminate such person's employment relationship with the Company or any of its Affiliates and Associates, or to violate the terms of any agreement between said representative, agent or employee and the Company or any of its Affiliates or Associates.

         7. Confidentiality. Preservation of a continuing business relationship between the Company or its Affiliates and Associates and their respective customers, representatives, and employees is of critical importance to the continued business success of the Company, its Affiliates and Associates and it is the active policy of the Company, its Affiliates and Associates to guard as confidential certain information




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                 not available to the public relating to the business affairs of the Company, its Affiliates and Associates. In view of the foregoing, no Senior Employee shall, without the prior written consent of the Company, disclose to any person or entity any such confidential information that was obtained by the Senior Employee in the course of his employment by the Company or any of its Affiliates or Associates. This section shall not be applicable if and to the extent the Senior Employee is required to testify in a legislative, judicial or regulatory proceeding pursuant to an order of Congress, any state or local legislature, a judge, or an administrative law judge or is otherwise required by law to disclose such information.

         8. Forfeiture and Enforcement. If a Senior Employee shall at any time violate any of such Senior Employee's obligation under
                 Section 5, 6 or 7 in a manner that results in material damage to the Company, any Affiliate or Associate, or its business, such Senior Employee shall immediately forfeit such Senior Employee's right to any benefits under this Plan, and the Company and its Affiliates and Associates shall thereafter have no further obligation hereunder to the Senior Employee or his spouse, Beneficiary or any other person.

         9. Senior Employee Assignment. No interest of any Senior Employee, his spouse or any Beneficiary under this Plan, or any right to receive any payment or distribution hereunder, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, the Senior Employee or his spouse or Beneficiary, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.

         10. Benefits Unfunded. All rights under this Plan of the Senior Employees and their spouses and Beneficiaries shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any amounts due hereunder. The Senior Employees, their spouses and Beneficiaries shall have only the rights of general unsecured creditors of the Company and its Affiliates and Associates.

         11. Applicable Law. This Plan shall be construed and interpreted pursuant to the laws of Texas.





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         12.     No Employment Contract.  Nothing contained in this Plan shall be construed to be an employment contract between a Senior Employee and the Company or any Affiliate or Associate.

         13. Severability. In the event any provision of this Plan is held illegal or invalid, the remaining provisions of this Plan shall not be affected thereby. It is the intent of the Company that the covenant not to compete, no solicitation and confidentiality obligations contained in Sections 5, 6, and 7 of this Plan will be enforce to the maximum extent permitted under applicable law. If the scope of any restriction contained in Sections 5, 6 or 7 is too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and the Company and each participating Senior Employee hereby consent that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

         14. Successors. The Plan shall be binding upon and inure to the benefit of the Company, the Senior Employees and their respective heirs, representatives and successors.

         15. Litigation Expenses. The Company shall pay the litigation expenses, including reasonable attorneys' fees, incurred by any Senior Employee, spouse or Beneficiary in a suit against the Company or any Affiliate or Associate in which such Senior Employee, spouse or Beneficiary successfully sues to enforce his rights under the Plan.

         16. Amendment and Termination. The Company shall have the right to amend the Plan from time to time and may terminate the Plan at any time; provided that within twelve months following a Change in Control (i) no amendment may be made that diminishes any Senior Employee's right in the event of a termination of employment, following such Change in Control, and (ii) the Plan may not be terminated.

         17. Notice. Notices under this Plan shall be in writing and sent by registered mail, return receipt requested, to the following addresses or to such other address as the party being notified may have previously furnished to the other party by written notice:

                 If to the Company:

                          Sterling Electronics Corporation
                          4201 Southwest Freeway




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                          Houston, Texas 77027
                          Attention:  Chairman and President

                 with a copy to:

                          Schlanger, Mills, Mayer & Grossberg, L.L.P.
                          5847 San Felipe, Suite 1700
                          Houston, TX   77057
                          Attn:  Kyle Longhofer

                 If to an Senior Employee: The address last indicated on the records of the Company.

         18. Excise Tax. If the payments and benefits provided under the Plan to or with respect to a Senior Employee, either alone or with other payments and benefits, would constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code, then the payments and/or benefits under the Plan shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code. Either the Company or the party entitled to receive the payment or benefit may request a determination as to whether the payment or benefit would constitute a parachute payment and, if requested, such determination shall be made by independent tax counsel selected by the Company and approved by such party. "Independent tax counsel" shall mean a law firm of recognized expertise in Federal income tax matters that has not previously advised the Company or an Affiliate or Associate.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name by its duly authorized officer, all of the day and year first above written.

                                                STERLING ELECTRONICS CORPORATION

                                                By:  RONALD SPOLANE
                                                   -----------------------------
Attest:

DAVID SPOLANE
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